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                                                                 EXHIBIT 10.8(b)

                FIRST AMENDMENT TO THE STERLING CHEMICALS, INC.
                      HOURLY PAID EMPLOYEES' PENSION PLAN
                        (Restated as of October 1, 1993)


                              W I T N E S S E T H:

     WHEREAS, Sterling Chemicals, Inc. (the "Employer") presently maintains the Sterling Chemicals, Inc. Hourly Paid Employees' Pension Plan (Restated as of October 1, 1993) (the "Plan"); and

     WHEREAS, the Employer, pursuant to Section 15.1 of the Plan, has the right to amend the Plan from time to time subject to certain limitations.

     NOW, THEREFORE, in order to make various revisions desired by the Employer, the Plan is hereby amended in the following manner:

     1. Effective January 1, 1994, Section 4.7 is hereby added to read as follows:

              4.7 Section 401(a)(17) Participants. Notwithstanding any other provision in the Plan, each "Section 401(a)(17) Participant's" accrued benefit under this Plan will be the greater of:

                      (a) the participant's accrued benefit as of the last day of the last Plan Year beginning before January 1, 1994, frozen in accordance with Regulation 1.401(a)(4)-13, or

                      (b) the participant's accrued benefit determined with respect to the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to the participant's total years of service taken into account under the Plan for purposes of benefit accruals.

              A "Section 401(a)(17) Participant" means a participant whose current accrued benefit as of a date on or after the first day of the first Plan Year beginning on or after January 1, 1994, is based on compensation for a year beginning prior to the first day of the first Plan Year beginning on or after January 1, 1994 that exceeded $150,000.
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     2.       Effective January 1, 1994, Section 8.4(e) is hereby amended in its entirety to read as follows:

                      (e) Compensation. For purposes of determining compliance with the limitations of Code Section 415, for Plan Years beginning on or after January 1, 1989, Compensation shall mean a participant's earned income, wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with an Employer maintaining the Plan, including, but not limited to, commissions paid to salesmen, compensation for services based on a percentage of profits, commissions on insurance premiums, tips and bonuses, and excluding the following:

                               (i)     Employer contributions to a plan of
                      deferred compensation to the extent contributions are not included in gross income of the participant for the taxable year in which contributed, or on behalf of an participant to a simplified employee pension plan to the extent such contributions are deductible under Code
                      Section 210(b)(2), and any distributions from a plan of deferred compensation whether or not includable in the gross income of the participant when distributed (however, any amounts received by a participant pursuant to an unfunded nonqualified plan may be considered as Compensation in the year such amounts are included in the gross income of the participant);

                               (ii) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by a participant becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                               (iii) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                               (iv) other amounts which receive special tax benefits, or contributions made by an





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                      Employer (whether or not under a salary reduction
                      agreement) towards the purchase of an annuity contract described under Code Section 403(b) (whether or not the contributions are excludable from the gross income of the participant).

              For purposes of applying the limitations in this Article, amounts included as Compensation are those actually paid or made available to a participant within the Limitation Year. Notwithstanding anything to the contrary in the definition, Compensation shall include any and all items which may be includable in Compensation under Section 415(c)(3) of the Code.

              In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the Compensation of each participant taken into account under the Plan shall not exceed the "OBRA '93 Annual Compensation Limit." The "OBRA '93 Annual Compensation Limit" is $150,000, as adjusted for increases in the cost of living in accordance with Code
              Section 401(a)(17)(B). The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined ("Determination Period") beginning in such calendar year. If a Determination Period consists of fewer than 12 months, the "OBRA '93 Annual Compensation Limit" will be multiplied by a fraction, the numerator of which is the number of months in the Determination Period, and the denominator of which is 12.

              Any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the "OBRA '93 Annual Compensation Limit" set forth in this Section.

              If Compensation for any prior Determination Period is taken into account in determining a participant's benefits accruing in the current Plan Year, the Compensation for that prior Determination Period is subject to the "OBRA '93 Annual Compensation Limit" in effect for that prior Determination Period. For this purpose, for





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              Determination Periods beginning before the first day of the first
              Plan Year beginning on or after January 1, 1994, the "OBRA '93 Annual Compensation Limit" is $150,000.

     3. Effective January 1, 1994, Section 8.5(c) is hereby amended in its entirety to read as follows:

                      (c) Limitation on Compensation. For Plan Years beginning on or after January 1, 1994, a participant's annual Compensation taken into account under this Section 8.5 and for purposes of computing benefits under this Plan shall not be in excess of the limitation under Code Section 401(a)(17).

     IN WITNESS WHEREOF, the Employer has executed this First Amendment to the Sterling Chemicals, Inc. Hourly Paid Employees' Pension Plan (Restated as of October 1, 1993) on this ___ day of ____________, 1994.


                                                 STERLING CHEMICALS, INC.

Attest:                                          By:____________________________
_________________________                                             "Employer"





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